                                                                      EXHIBIT 21




                                  SUBSIDIARIES
                                       OF
                         COMMUNITY FINANCIAL GROUP, INC.


                                                         STATE OF
                   SUBSIDIARY NAME                     INCORPORATION
                   ---------------                     -------------

     The Bank of Nashville                                Tennessee
     Machinery Leasing of North America, Inc. *           Tennessee
     TBON-Moreland Joint Venture *                        Tennessee

*    Subsidiary of The Bank of Nashville